Exhibit 10.1(e)

                       CENTURY TELEPHONE ENTERPRISES, INC.
                              AMENDED AND RESTATED
                           1983 RESTRICTED STOCK PLAN


         1983 RESTRICTED STOCK PLAN, dated as of February 21, 1984, as amended and restated as of November 16, 1995.

                              W I T N E S S E T H:

         WHEREAS, on February 21, 1984, Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company") executed a plan providing for awards of restricted stock to key employees on terms and conditions substantially similar to those set forth herein (the "Original Plan"); and

         WHEREAS, the Company wishes to modify the Original Plan to amend and restate the second paragraph of Section 8 of the Original Plan, as approved by the Compensation Committee of the Company's Board of Directors on November 16, 1995 and ratified by the full Board as of the same date;

         NOW THEREFORE, the Original Plan is hereby amended and restated in its entirety to read as follows:

         1. Purpose. The purpose of the 1983 Restricted Stock Plan is to aid Century Telephone Enterprises, Inc. in securing and retaining key employees of outstanding ability, and to motivate such individuals to exert their best efforts on behalf of the Company. In addition, the Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock. This Plan may be utilized in conjunction with other short or long term incentive plans at the discretion of the Board of Directors.

         2. Definitions. As used in this Plan, the following terms shall have the meanings indicated:

             (a) "Board of Directors" or "Board" shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

             (b) "Committee" shall mean a subcommittee of the Compensation Committee of the Board of Directors as described in Section 4 of the Plan, or the Board if no Committee has been appointed.

             (c) "Common Stock" shall mean the Company's presently authorized shares of Common Stock as this definition may be modified as provided in Section 7 of the Plan.

             (d) "Company" shall mean Century Telephone Enterprises, Inc. and its subsidiaries.

             (e) "Normal Retirement Date" shall be the first of the month following or coincident with a Participant's 65th birthday or such other earlier date as approved by the Board of Directors upon request of a Participant.

             (f) "Participant" shall mean any person who is employed by the Company on a full-time basis, is compensated for such employment by a regular salary, and in the opinion of the Committee is either one of the key employees of the Company in a position to contribute materially to the continued growth and development and future financial success of the Company or one who has made a significant contribution to the Company's operations, thereby meriting special recognition. The Participant shall be designated by the Committee as belonging to Tier I, Tier II, Tier III or Tier IV.

             (g) "Plan" shall mean the Century Telephone Enterprises, Inc. 1983 Restricted Stock Plan.

             (h) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.

         3. Stock Subject to the Plan. The maximum number of shares of Common Stock which may be awarded under the Plan shall not exceed an aggregate of 250,000 shares. All such stock shall be shares of Common Stock which have been authorized but unissued or treasury shares. Shares of stock awarded under the Plan and later reacquired by the Company pursuant to the Plan shall again become available for awards under the Plan.

         4. Administration. The Plan shall be administered by the Board of Directors, through a subcommittee of the Compensation Committee consisting of three or more members of the Board who are not eligible to receive restricted stock awards under the Plan. The Board may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and to fill vacancies however caused.

         Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to whom shares of Common Stock will be awarded under the Plan, to determine the number of shares to be awarded to each employee selected, and to determine the time or times when shares will be awarded. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. A majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee shall be deemed the action of the Committee.

         5. Eligibility. The individuals who shall be eligible to participate in the Plan shall be any full-time employee of the Company.

         6. Grant of Shares. The eligible Employees who shall receive shares of Common Stock under the Plan, the number of shares to be received by each such employee, and, subject to the provisions of Section 7, the conditions under which such shares must be returned to the Company, shall be determined by the Committee.

         7. Terms and Conditions of Awards. All shares of Common Stock awarded to Participants under this Plan shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as shall be contained in the Agreement referred to in Section 7(e).

             (a) At the time of the award there shall be established for each Participant a "Restriction Period" which shall be a specific period of time to be determined by the Committee. Shares of stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. At the time of an award of restricted shares to a Participant, the Board may also provided for the Restriction Period to lapse according to the terms designated by the Committee. Except for such restrictions on transfer, the Participant as owner of such shares shall have all the rights of a shareholder of Common Stock, including but not limited to the right to receive all dividends paid on such shares, subject to the provisions of Section 8, and the right to vote such shares.

             (b) If a Participant ceases to be a full-time employee of the Company for any reason other than (i) death, (ii)
                       disability, or (iii) retirement on or after a Participant's Normal Retirement Date, all shares of stock theretofore awarded to him which are still subject to the restrictions imposed by Section 7(a) shall upon such termination of employment be forfeited and returned to the Company, provided, however, that in the event employment is terminated by retirement at the request of the Company or by action of the Company without cause, the Committee may, but need not, determine that some or all of the shares shall be free of restrictions and shall not be forfeited.

             (c) If a Participant ceases to be an employee of the Company and its subsidiaries by reason of death, disability, or retirement on or after Normal Retirement Date, the restrictions imposed by Section 7(a) shall lapse with respect to the shares theretofore awarded.

             (d) Each certificate issued in respect of shares awarded under the Plan shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following legend:

                         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1983 Restricted Stock Plan for Century Telephone Enterprises, Inc., and an Agreement entered into between the registered owner and Century Telephone Enterprises, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Century Telephone Enterprises, Inc., Monroe, Louisiana."

             (e) The Participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters, including compliance with applicable Federal and State Securities Laws, and methods of withholding required taxes, as the Committee shall in its sole discretion determine.

             (f) At the expiration of the Restriction Period imposed pursuant to Section 7(a), the Company shall redeliver to the Participant, or his legal representative, the shares deposited with it pursuant to Section 7(d).

         8. Changes in Capitalization. In the event there is a change in classification of, or subdivision or combination of, or stock dividend on the outstanding Common Stock of the Company, the maximum aggregate number and class of shares as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee whose determination shall be conclusive. Any shares of Common Stock or other securities or assets (other than ordinary cash dividends) received by a Participant with respect to shares awarded to him which are still subject to the restrictions imposed pursuant to Section 7(a) will be subject to the same restrictions and shall be deposited by the Participant with the Company.

         Upon the occurrence of a Change in Control (as defined below), all restrictions imposed pursuant to Section 7(a) with respect to any outstanding award hereunder shall automatically lapse. A Change in Control shall mean the occurrence of any of the following events: (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any employee benefit plan or related trust or affiliate of the Company or its subsidiaries, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, but not including any acquisition directly from the Company; (ii) the consummation of a merger, consolidation, reorganization, share exchange, or sale or other disposition of all or substantially all of the assets of the Company unless, immediately thereafter, at least 50% of the outstanding voting power of the surviving or successor corporation, or, if applicable, the parent company thereof (the "Surviving Company"), are owned by the Company's shareholders immediately prior to such time, at least a majority of the directors of the Surviving Company were directors of the Company at the time such transaction was approved, and no person or entity (excluding any employee benefit plan or related trust of the Company or the Surviving Company and any person or entity that was a shareholder of the Company immediately prior to such time) beneficially owns 20% or more of the outstanding voting power of the Surviving Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iv) the approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

         9. Amendment or Termination. The Board may from time to time alter, amend, suspend or discontinue the Plan, except that no alteration or amendment shall, without the approval of a majority of the stockholders of the Company and entitled to vote at a duly called stockholders' meeting increase the total number of shares which may be awarded under the Plan, except as provided in
Section 8, or change the standards of eligibility of employees eligible to participate in the Plan. No such amendment or modification shall, however, adversely affect, without his written consent, any employee with respect to stock already awarded to him.

         10. Choice of Law. The place of administration of the Plan shall be within the State of Louisiana and the validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder shall be determined exclusively in accordance with the laws of the State of Louisiana. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Louisiana, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

         11. Withholding of Taxes. Participant shall advise the Company within 30 days of written notification of the stock award whether Participant wishes to be taxed at the time of grant or at the time the Restriction Period expires. At the time the Participant elects to be taxed, Participant shall advise the Company whether it shall withhold from regular compensation the amount of applicable taxes or Participant shall pay the Company the amount of Federal tax required to be withheld.

         IN WITNESS WHEREOF, this instrument has been executed as of the date and year first above written.


                                     CENTURY TELEPHONE ENTERPRISES, INC.


                                      By:       /s/ Glen F. Post, III
                                          ----------------------------------
                                                Glen F. Post, III
                                           Vice Chairman, President and
                                              Chief Executive Officer